EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NEW YORK CITY REIT ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 RESULTS

New York, March 16, 2021 - New York City REIT, Inc. (NYSE: NYC) (“NYC” or the “Company”), a real estate investment trust that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City, announced today its financial and operating results for the fourth quarter and year ended December 31, 2020.

Fourth Quarter 2020 and Subsequent Event Highlights

•Revenue was $9.9 million
•Net loss attributable to common stockholders was $16.6 million or $1.30 per share
•Collected 82% of cash rent due in fourth quarter 20201, including 89% among the top 10 tenants2
•73% of the top 10 tenants portfolio-wide rated as investment grade or implied investment grade3
•Portfolio occupancy4 of 87%5 as of December 31, 2020
•Forward Leasing Pipeline6 of 33,216 square feet that is expected to provide an annual base rent increase of $1.4 million if these leases commence
•Executed a short-term lease and an LOI for a five-year lease with a Fortune 50 technology company and a two-year lease with a global human resource company covering 23,400 square feet at 123 William Street that was previously leased to Knotel, expected to add over $1.2 million in new annual gross rent

Full Year 2020 Highlights

•Revenue was $62.9 million
•Net loss attributable to common stockholders was $41.0 million or $3.21 per share
•High quality 1.2 million square foot, $860.6 million7 portfolio composed of eight office and retail condominium assets primarily located in Manhattan
•Weighted-average remaining lease term of 7.2 years, up from 6.8 years at year-end 2019
•Conservative balance sheet with net leverage of 37.3%, no debt maturities in the next three years and a weighted average debt maturity of 6.1 years
•Early 10-year8 lease extension with City National Bank, the largest tenant at 1140 Avenue of the Americas, adding $44 million of gross rent from an investment-grade tenant

CEO Comments
“New York City REIT continues to drive results through a proactive asset management strategy, highlighted by our cash rent collection and leasing efforts, despite the ongoing challenges of the COVID-19 pandemic,” said Michael Weil, CEO of NYC. “We recently expanded our asset management team and have achieved success leasing space formerly occupied by Knotel. We have already replaced 68% of the Knotel rent at 123 William Street, including a five-year lease with a Fortune 50 tenant. Our long weighted average remaining lease term and conservative balance sheet provide our portfolio with stability, and we are encouraged there will be a return to a high degree of normalcy in 2021. We remain highly confident in the long-term strength of New York City real estate.”

Financial Results

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2020	2019	2020	2019
Revenue from tenants	$9,860	$18,311	$62,895	$70,530

Net loss attributable to common stockholders	$(16,600)	$(6,670)	$(40,962)	$(21,890)
Net loss per common share (a)	$(1.30)	$(0.52)	$(3.21)	$(1.72)

FFO attributable to common stockholders	$(8,923)	$1,720	$(9,215)	$9,271
FFO per common share (a)	$(0.70)	$0.13	$(0.72)	$0.73

Core FFO attributable to common stockholders	$(6,807)	$1,737	$(2,889)	$9,370
Core FFO per common share (a)	$(0.53)	$0.14	$(0.23)	$0.73
(a) All per share data based on 12,797,174 and 12,749,665 diluted weighted-average shares outstanding for the three months ended December 31, 2020 and 2019, respectively and 12,767,380 and 12,748,923 for the years ended December 31, 2020 and 2019, respectively. 2019 values are retroactively adjusted for the effects of the reverse stock split in August 2020.

Real Estate Portfolio

The Company’s portfolio consisted of eight properties and comprised 1.2 million rentable square feet as of December 31, 2020. Portfolio metrics include:

•87% leased, compared to 89.6% at the end of fourth quarter 2019, with 7.2 years remaining weighted-average lease term9
•73% of annualized straight-line rent10 from top 10 tenants derived from investment grade or implied investment grade tenants
•76% office (based on an annualized straight-line rent)

Capital Structure and Liquidity Resources

As of December 31, 2020, the Company had $31.0 million of cash and cash equivalents 11. The Company’s net debt12 to gross asset value13 was 37.3%, with net debt of $374.0 million.

All of the Company’s debt was fixed-rate as of December 31, 2020. The Company’s total combined debt had a weighted-average interest rate of 4.4%14.

Rent Collection Update

Fourth Quarter of 2020

For the fourth quarter of 2020, NYC collected 82% of the cash rents that were due across the portfolio, including 89% of the cash rent payable from the top 10 tenants in the portfolio (based on annualized straight-line rent) and 86% of the cash rent payable from office tenants and 64% of the cash rent payable from retail tenants.

Of the fourth quarter 2020 cash rent remaining, lease amendments providing for either a rent deferral or a rent credit have been approved for 7% of the unpaid cash rent, while another 10%15 of rents are currently in negotiation for similar lease amendments. The remaining 1% generally consists of tenants who have made partial payment and/or tenants without active communication on a potential approved agreement.

Footnotes/Definitions
1 This information may not be indicative of any future period. The impact of the COVID-19 pandemic on the Company’s rental revenue for the first quarter of 2021 and thereafter cannot be determined at present. The ultimate impact on our future results of operations and liquidity will depend on the overall length and severity of the COVID-19 pandemic, which management is unable to predict. With respect to ongoing negotiations of rent deferrals or credits, there can be no assurance that these negotiations will be successful and will lead to formal agreements on favorable terms, or at all. With respect to the other remaining unpaid amounts, there can be no assurance the Company will be successful in its efforts to collect or defer these amounts on a timely basis, or at all.
2 Top 10 tenants based on annualized straight-line rent as of December 31, 2020.
3 As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of December 31, 2020. Top 10 tenants are 53% actual investment grade rated and 20% implied investment grade rated.
4 Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated.
5 Includes leased space occupied by Knotel, Inc. as of December 31, 2020. In January 2021, Knotel, Inc. filed for bankruptcy and all leases were terminated effective January 31, 2021, representing 71,207 square feet. Giving effect to this termination, Occupancy as of December 31, 2020 would have been 81%.
6 Includes (i) all leases fully executed by both parties as of March 1, 2021, but after December 31, 2020 and (ii) all leases under negotiation with an executed LOI by both parties as of March 1, 2021. There can be no assurance that such leases will commence on their current terms, or at all. Leasing pipeline should not be considered an indication of future performance.
7 Total real estate investments at cost.
8 Assumes tenant does not exercise option to terminate extension term after five years (in 2028) upon payment of termination fee.
9 The weighted-average remaining lease term (years) is based on annualized straight-line rent as of December 31, 2020.
10 Annualized straight-line rent is calculated using the most recent available lease terms as of December 31, 2020.
11 Under one of our mortgage loans, we are required to maintain minimum liquid assets (i.e. cash and cash equivalents) of $10.0 million.
12 Total debt of $405.0 million less cash and cash equivalents of $31.0 million as of December 31, 2020. Excludes the effect of deferred financing costs, net, mortgage premiums, net and includes the effect of cash and cash equivalents.
13 Defined as the carrying value of total assets of $861.8 million plus accumulated depreciation and amortization of $139.7 million as of December 31, 2020.
14 Weighted based on the outstanding principal balance of the debt.
15 Represents active tenant discussions where no approved agreement has yet been reached. There can be no assurance that these negotiations will be successful and will lead to formal agreements on favorable terms, or at all. The amounts are substantially comprised of tenants that were placed on a cash basis, including Knotel, which represents 6% of fourth quarter cash rent due, after concluding that it was no longer probable that substantially all amounts due would be collected. We have fully reserved for amounts due from these tenants as a reduction in revenue as of December 31, 2020.

Webcast and Conference Call

NYC will host a webcast and call on March 16, 2021 at 11:00 a.m. ET to discuss its financial and operating results. This webcast will be broadcast live over the Internet and can be accessed by all interested parties through the NYC website, www.newyorkcityreit.com, in the “Investor Relations” section.

Dial-in instructions for the conference call and the replay are outlined below.

To listen to the live call, please go to NYC’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the NYC website at www.newyorkcityreit.com.

Live Call
Dial-In (Toll Free): 1-888-317-6003
International Dial-In: 1-412-317-6061
Canada Dial-In (Toll Free): 1-866-284-3684
Participant Elite Entry Number: 4331071

Conference Replay*
Domestic Dial-In (Toll Free): 1-877-344-7529
International Dial-In: 1-412-317-0088
Canada Dial-In (Toll Free): 1-855-669-9658
Conference Number: 10151957
*Available one hour after the end of the conference call through June 16, 2021

About New York City REIT, Inc.

New York City REIT, Inc. (NYSE: NYC) is a publicly traded real estate investment trust listed on the NYSE that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about NYC can be found on its website at www.newyorkcityreit.com.

 Supplemental Schedules

The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of NYC’s website at www.newyorkcityreit.com and on the SEC website at www.sec.gov.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NYC’s most recent Annual Report on Form 10-K and NYC’s most recent Form 10-Q, as such Risk Factors may be updated from time to time in subsequent reports. Further, forward-looking statements speak only as of the date they are made, and NYC undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Accounting Treatment of Rent Deferrals

The majority of the concessions granted to our tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief granted by the FASB and the SEC related to lease modification accounting, rental revenue used to calculate Net Income, NAREIT FFO and Core FFO have not been, and we do not expect it to be, significantly impacted by these types of deferrals.

Contacts:

Investors and Media:
Email: investorrelations@newyorkcityreit.com
Phone: (866) 902-0063

New York City REIT, Inc.
Consolidated Balance Sheets
(In thousands. except share and per share data)

	December 31,
	2020	2019
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$193,658	$193,658
Buildings and improvements	568,861	565,829
Acquired intangible assets	98,118	103,121
Total real estate investments, at cost	860,637	862,608
Less accumulated depreciation and amortization	(139,666)	(114,322)
Total real estate investments, net	720,971	748,286
Cash and cash equivalents	30,999	51,199
Restricted cash	8,995	7,098
Operating lease right-of-use asset	55,375	55,579
Prepaid expenses and other assets (including amounts due from related parties of $435 and $0 at December 31, 2020 and 2019, respectively)	12,953	8,602
Straight-line rent receivable	22,050	21,649
Deferred leasing costs, net	10,503	8,943
Total assets	$861,846	$901,356

LIABILITIES AND STOCKHOLDER'S EQUITY
Mortgage notes payable, net	$396,574	$395,031
Accounts payable, accrued expenses and other liabilities (including amounts due to related parties of $0 and $222 at December 31, 2020 and 2019, respectively)	6,916	7,033
Operating lease liability	54,820	54,866
Below-market lease liabilities, net	14,006	18,300
Derivative liability, at fair value	3,405	1,327
Deferred revenue	4,558	4,250
Distributions payable	—	—
Total liabilities	480,279	480,807

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at December 31, 2020 and 2019	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 12,802,690 and 12,755,099 (1) shares issued and outstanding as of December 31, 2020 and 2019, respectively	129	128
Additional paid-in capital	686,715	686,026
Accumulated other comprehensive loss	(3,404)	(1,327)
Distributions in excess of accumulated earnings	(305,882)	(264,278)
Total stockholders' equity	377,558	420,549
Non-controlling interests	4,009	—
Total equity	381,567	420,549
Total liabilities and stockholders' equity	$861,846	$901,356

New York City REIT, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue from tenants	$9,860	$18,311	$62,895	$70,530

Operating expenses:
Asset and property management fees to related parties	1,856	1,945	7,577	7,327
Property operating	8,750	8,526	32,283	31,177
Acquisition, transaction and other costs	—	(5)	—	13
Listing expenses	—	—	1,299	—
Vesting and conversion of Class B Units	—	—	1,153	—
Equity-based compensation	2,116	22	3,874	86
General and administrative	1,844	1,417	7,571	6,346
Depreciation and amortization	7,677	8,390	31,747	31,161
Total operating expenses	22,243	20,295	85,504	76,110
Operating loss	(12,383)	(1,984)	(22,609)	(5,580)
Other income (expense):
Interest expense	(4,225)	(4,847)	(19,140)	(17,157)
Other income	8	161	787	847
Total other expense	(4,217)	(4,686)	(18,353)	(16,310)
Net loss attributable to common stockholders	$(16,600)	$(6,670)	$(40,962)	$(21,890)

Weighted-average shares outstanding — Basic and Diluted	12,797,174	12,749,665	12,767,380	12,748,923
Net loss per share attributable to common stockholders — Basic and Diluted	$(1.30)	$(0.52)	$(3.21)	$(1.72)

New York City REIT, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended				Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
EBITDA:
Net loss	$(6,788)	$(5,286)	$(12,288)	$(16,600)	$(40,962)
Depreciation and amortization	7,519	7,912	8,639	7,677	31,747
Interest expense	4,832	4,995	5,089	4,225	19,140
EBITDA	5,563	7,621	1,440	(4,698)	9,925
Listing expenses	—	—	1,299	—	1,299
Vesting and conversion of Class B Units	—	—	1,153	—	1,153
Equity-based compensation	23	24	1,711	2,116	3,874
Other income	(119)	(641)	(19)	(8)	(787)
Adjusted EBITDA	5,467	7,004	5,584	(2,590)	15,464
Asset and property management fees to related parties	1,998	1,844	1,879	1,856	7,577
General and administrative	1,996	2,497	1,234	1,844	7,571
NOI	9,461	11,345	8,697	1,110	30,612
Accretion of below- and amortization of above-market lease liabilities and assets, net	(362)	(1,890)	(555)	(219)	(3,026)
Straight-line rent (revenue as a lessor)	(691)	(784)	(2,107)	3,180	(402)
Straight-line ground rent (expense as lessee)	27	27	28	27	109
Cash NOI	$8,435	$8,698	$6,063	$4,098	$27,293

Cash Paid for Interest:
Interest expense	$4,832	$4,995	$5,089	$4,225	$19,141
Amortization of deferred financing costs	(368)	(403)	(386)	(386)	(1,543)
Total cash paid for interest	$4,464	$4,592	$4,703	$3,839	$17,598

New York City REIT, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended				Year Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Net loss attributable to common stockholders (in accordance with GAAP)	$(6,788)	$(5,286)	$(12,288)	$(16,600)	$(40,962)
Depreciation and amortization	7,519	7,912	8,639	7,677	31,747
FFO (as defined by NAREIT) attributable to common stockholders	731	2,626	(3,649)	(8,923)	(9,215)
Acquisition, transaction and other costs	—	—	—	—	—
Listing expenses	—	—	1,299	—	1,299
Vesting and conversion of Class B Units	—	—	1,153	—	1,153
Equity-based compensation	23	24	1,711	2,116	3,874
Core FFO attributable to common stockholders	$754	$2,650	$514	$(6,807)	$(2,889)

New York City REIT, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended December 31, 2019	Year Ended December 31, 2019
Net loss attributable to common stockholders (in accordance with GAAP)	$(6,670)	$(21,890)
Depreciation and amortization	8,390	31,161
FFO (as defined by NAREIT) attributable to common stockholders	1,720	9,271
Acquisition, transaction and other costs	(5)	13
Listing expenses	—	—
Vesting and conversion of Class B Units	—	—
Equity-based compensation	22	86
Core FFO attributable to common stockholders	$1,737	$9,370

Non-GAAP Financial Measures
This release discusses the non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”). While NOI is a property-level measure, Core FFO is based on our total performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO and NOI attributable to stockholders.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO differently than we do. Consequently, our presentation of FFO and Core FFO may not be comparable to other similarly titled measures presented by other REITs.
We consider FFO and Core FFO useful indicators of our performance. Because FFO and Core FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and Core FFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and Core FFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and Core FFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and Core FFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Core Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our Operating Partnership) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Core Funds from Operations
Beginning in the third quarter 2020, following the listing of our Class A common stock on the NYSE, we began presenting Core

FFO as a non-GAAP metric. We believe that Core FFO is utilized by other publicly-traded REITs although Core FFO presented by us may not be comparable to Core FFO reported by other REITs that define Core FFO differently. In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform. Specific examples of discrete non-operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, listing related costs and expenses (including the vesting and conversion of Class B units and cash expenses and fees which are non-recurring in nature incurred in connection with the listing of Class A common stock on the NYSE and related transactions), and non-cash equity-based compensation. We add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition and transaction dead deal costs as well as non-operating costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, fees related to the listing related costs and expenses, other non-cash items such as the vesting and conversion of the Class B Units, equity-based compensation expense and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.